December 9, 2013

Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401

Re:           Registration Statement on Form S-1

Gentlemen:

In our capacity as counsel to Kingstone Companies, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with the proposed offer and sale by the Company of (i) 3,000,000 shares (the “Firm Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”), and (ii) up to an additional 450,000 shares of Common Stock (the “Optional Shares”) pursuant to an overallotment option granted by the Company to Sandler O’Neill & Partners, L.P. (the “Underwriter”) as set forth in (x) the Registration Statement on Form S-1 (File No. 333-191731), filed by the Company on October 15, 2013 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), as amended by Amendment No. 1 filed with the Commission on December 2, 2013 (the “Registration Statement”), and (y) the Registration Statement on Form S-1 (the “Rule 462(b) Registration Statement”), filed by the Company on the date hereof with the Commission pursuant to Rule 462(b) under the Act.   The Registration Statement was declared effective by the Commission on December 9, 2013.  The Firm Shares and the Optional Shares are collectively referred to herein as the “Shares.”

We understand that the Shares are to be sold by the Company pursuant to the terms of an Underwriting Agreement between the Company and the Underwriter (the “Underwriting Agreement”) in substantially the form reviewed by us and filed as Exhibit 1.1 to the Registration Statement.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Certificate of Incorporation and the By-Laws of the Company, as amended to date, minutes of meetings, and unanimous written consents, of the Board of Directors of the Company and committees thereof, the Registration Statement, the 462(b) Registration Statement and the form of the Underwriting Agreement.  We have also examined such other instruments and documents as we deemed relevant under the circumstances.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as original, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof and (v) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings.  We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with the Underwriting Agreement and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Rule 462(b) Registration Statement and to the use of our name in the related prospectus under the caption “Legal Matters”.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

Very truly yours,

/s/ Certilman Balin Adler & Hyman, LLP